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                                                                EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Proxy Statement of our report dated March 18, 1998 on our audits of the combined statement of revenues and certain expenses of the Wagman Acquisition Properties. We also consent to the reference to our firm under the caption "EXPERTS."


/s/ PRICEWATERHOUSECOOPERS LLP


Philadelphia, PA
July 20, 1998